UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2023

EXELA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36788	47-1347291
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 East Grauwyler Road Irving, Texas	75061
(Address of principal executive offices)	(Zip Code)

(844) 935-2832
(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.0001 per share	XELA	The Nasdaq Stock Market LLC
6.00% Series B Cumulative Convertible Perpetual Preferred Stock, par value $0.0001 per share	XELAP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On July 12, 2023, Exela Technologies, Inc. (“Exela” or the “Company”) issued a press release announcing the expiration and final results of the previously announced offer to exchange (the “Exchange Offer”) new 11.500% First-Priority Senior Secured Notes due 2026 (the “New Notes”) of Exela Intermediate LLC (the “Issuer”), a wholly-owned subsidiary of Exela, and Exela Finance Inc., a wholly-owned subsidiary of Exela (the “Co-Issuer” and, together with the Issuer, the “Issuers”), for the Issuers’ outstanding 11.500% First-Priority Senior Secured Notes due 2026 (the “Old Notes”) and a solicitation of consents to proposed amendments with respect to the Old Notes. As of the expiration time of the Exchange Offer, approximately $1,271 million aggregate principal amount, or approximately 98%, of the Old Notes were validly tendered (and not validly withdrawn) pursuant to the Exchange Offer. The Issuers settled the Exchange Offer on July 11, 2023, resulting in the issuance of approximately $1,017 million aggregate principal amount of the New Notes to participating holders in respect of validly tendered (and not validly withdrawn) Old Notes. Substantially concurrent with the settlement of the Exchange Offer, the Issuers also issued (i) approximately $3 million in New Notes to third parties in exchange for the Issuer’s term loans maturing in July 2023 (the “2023 Term Loans”), (ii) approximately $22 million in New Notes to certain affiliates of the Issuers in exchange for the Issuers’ 10.000% First-Priority Senior Notes due 2023 (“2023 Notes”) and 2023 Term Loans and (iii) $40 million in New Notes to certain affiliates of the Issuers in satisfaction of amounts owed to such affiliates as a result of prior cash payments made by such affiliates to or on behalf of the Issuers. Upon completion of the transactions described above, approximately $1,082 million aggregate principal amount of New Notes were outstanding (or $768 million aggregate principal amount if excluding New Notes held by affiliates of the Issuers).

The Company also announced that on July 11, 2023 the Issuer repaid all of its outstanding 2023 Notes and all of its outstanding 2023 Term Loans.

A copy of the press release announcing the expiration and final results with respect to the Exchange Offer is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated July 12, 2023.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EXELA TECHNOLOGIES, INC.

By:	/s/ Erik L. Mengwall
	Name:	Erik Mengwall
	Title:	Secretary

Date: July 12, 2023